                                                                 Exhibit 10.13.5

                              SEPARATION AGREEMENT
                       AND GENERAL RELEASE OF ALL CLAIMS


     On September 12, 2000, through their mutual consent, Cornelius J. Brosnan ("Employee") and American Technology Corporation (the "Company") (collectively, the "Parties") entered into this Separation Agreement and General Release of all Claims ("Agreement").

     1. Employee has been an employee of the Company. On September 12, 2000 (the "Notice Date"), Company provided Employee with notice pursuant to Paragraph 5(a)(2) of the Employment Agreement between the parties dated July 17, 1998 (the "Employment Agreement"). Pursuant to Paragraph 5(a)(2), Employee's employment under the Employment Agreement will terminate effective October 12, 2000 (thirty
(30) days from the Notice Date) (the "Termination Date"). Without limiting or replacing any other payments due to Employee hereunder, the Company will pay Employee for all wages and benefits earned through the Termination Date, including all accrued but unused vacation time, and will continue through the Termination Date at the Company's expense all existing health and disability insurance coverages and all existing life insurance coverages payable to Employee's designated beneficiaries.

     2. Employee and the Company desire to settle fully and finally any differences between them, including, but in no way limited to, any differences that have arisen or might arise out of Employee's employment with the Company or the termination of Employee's employment. Additionally, Employee and the Company desire to resolve any known or unknown claims as more fully set forth below.

     3. Except as otherwise provided in this Agreement, termination of the employment relationship between the Parties shall be treated pursuant to Paragraph 5(a)(2) of the Employment Agreement. In lieu of the provisions for severance payments set forth in Paragraph 5(a)(5) of the Employment Agreement, the Company shall pay to Employee $180,000, representing nine (9) months multiplied by his Base Salary of $20,000 per month. The Company shall pay such amount within four (4) business days after Employee's option to revoke this Agreement pursuant to Section 13.b. shall have expired.

     4. Employee and the Company agree that while Employee's employment with the Company will not terminate until the Termination Date in accordance with
Section 5(a)(2) of the Employment Agreement, all of Employee's duties, responsibilities and offices with the Company will terminate effective on the Notice Date. Employee understands and agrees that from and after the Notice Date, Employee shall not be entitled to any of the rights and privileges established for the Company's employees except as otherwise provided in this Agreement. Employee shall resign from the Board of Directors of the Company by delivering written notice of such resignation in the form attached hereto as Exhibit A to the Secretary of the Company no later than September 13, 2000.

                                                                     _____  ____
                                                                     A.T.C  C.B.

     5. The stock options granted to Employee by the Company that have vested or will have vested before the Termination Date pursuant to (i) the "Special Stock Option" dated October 2, 1997 (50,000 vested shares); (ii) the "Incentive Stock Option" dated July 15, 1998 (10,000 vested shares); and (iii) the "Special Stock Option Agreement" dated July 15, 1998 (180,000 vested shares), will terminate in accordance with their respective terms for a termination of employment without cause or resignation as a director, as the case may be. Such terms provide that (i) the "Special Stock Option" dated October 2, 1997 will terminate if not sooner exercised at 5:00 p.m. (Pacific time) on the date which is six months from the date of Employee's resignation as a director, subject to the further provisions of Section 7 therein; (ii) the "Incentive Stock Option" dated July 15, 1998 will terminate October 12, 2001 at 5:00 p.m. (Pacific time), subject to the further provisions of Section 7 therein; and (iii) the "Special Stock Option Agreement" dated July 15, 1998 will terminate October 12, 2001 at 5:00 p.m. (Pacific time), subject to the further provisions of Section 7 therein. All options of Employee which are not vested at the Termination Date, including without limitation the two "Special Stock Option Agreements" dated July 15, 1999, will terminate and be of no further force and effect as of the Notice Date. The Parties agree that the termination date of Employee's employment for purposes of such option agreements is the Termination Date.

     6. The Company agrees to provide Employee with COBRA notice and rights as required by law.

     7. The Company shall pay costs of and use of the automobile currently used by Employee until the Termination Date. Employee shall return the automobile in the same condition that the automobile is in as of the Notice Date, except that increases in the mileage of the automobile and normal wear and tear shall not be deemed to change the "condition" of the automobile. Except as set forth above, Employee will deliver to the Company, in a reasonable state of repair, all property and equipment of the Company, both real and personal owned, leased or bailed to Employee and used by or in the possession of Employee.

     8. If Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative (a "Proceeding"), by reason of the fact that he was a director, officer or employee of the Company or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is an alleged act or failure to act in an official capacity as a director, officer, member, employee or agent and whether or not such Proceeding is brought after the Termination Date, he shall be indemnified and held harmless by the Company to the fullest extent authorized under Delaware law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith, including, without limitation, payment of expenses incurred in defending a Proceeding prior to the final disposition of such Proceeding (subject to receipt of an undertaking by the Employee to repay such amount if it shall ultimately be determined that the Employee is not entitled to be indemnified by the Company under Delaware law), and such indemnification shall inure to the benefit of his heirs, executors and administrators. If Employee is called upon to take part in a Proceeding pursuant to

                                                                     _____  ____
                                                                     A.T.C  C.B.

this paragraph, Company shall pay Employee his daily rate of pay (as determined by Employee's per diem rate as of the Notice Date) for each day he must take part in any such Proceeding, as well as his reasonable travel, lodging, food and transportation costs.

     9. For purposes of all persons and/or entities not a party to this Agreement, the termination of the employment relationship between the Parties will be deemed to have been the result of Employee's decision to resign.

     10. The Parties also agree that without penalty, Employee is free to accept any employment at any time after the execution of this Agreement, subject to the provisions of Section 11. Nothing in this paragraph should be interpreted to limit, interfere or contradict any provision in paragraphs 1, 3, 5, 7, or 8 of this Agreement. The Parties agree that regardless of when Employee accepts other employment, Employee shall be entitled to collect all notice and severance pay as outlined in paragraphs 1, 3, 5, 7, or 8 of this Agreement.

     11. The provisions of Section 6, 7 and 8 of the Employment Agreement shall apply prospectively in accordance with their terms, except that subsections (i),
(ii) and (iii) of Section 7 of the Employment Agreement shall be deleted and replaced with the following language:

         "(i) induce or attempt to influence any present or future officer, employee, agent or consultant of the Company or its subsidiaries or its affiliates to leave its respective employ or engagement with the Company, or assist any other person, firm or corporation in such acts;
         (ii) solicit or divert or service, in a manner detrimental to the Company, any of the customers, lessors, lessees, licensors, licensees, consumers or clients that the Company or its subsidiaries or affiliates has or had in the one (1) year previous to the date of termination of this Agreement, or assist any other person, firm or corporation in any such acts; (iii) except for ownership of no more than 1% of the capital stock, be a stockholder of any corporation, or directly or indirectly own, manage, operate, conduct, control or participate in the ownership, management, operation, conduct, control of, accept employment with, or be connected in any other manner with, any business which, within the United States, engages in the production or sale of parametric speakers, provided that the limitation in subparagraphs (ii) and (iii) shall apply only to the extent necessary to protect the Company's Confidential Information. Further, the limitation in subparagraph (iii) shall not apply to Employee's relationship with any business which relationship would otherwise be prohibited by subparagraph (iii) solely as a result of such business being a licensee of the Company's parametric speaker technology."

For purposes of Section 7 of the Employment Agreement, the termination date of employment shall be deemed the Termination Date.

     12. The Company (which includes but is not limited to its directors and officers, as well as employees and agents to the extent that such employees and agents learned information from the Company) shall not divulge any information regarding Employee's employment to any person and/or entity not a party to this Agreement other than the dates of Employee's employment, Employee's compensation, and the titles and positions held by Employee. The

                                                                     _____  ____
                                                                     A.T.C  C.B.

Company agrees, without limiting the generality of the foregoing, that James Barnes shall be considered an agent of the Company who learned information from the Company about Employee's separation from the Company. Both Parties shall state, as the reason for termination of Employee's employment, that Employee "resigned due to differences in strategy and management philosophy." The Company shall inform any inquiring person and/or entity that "Company policy prohibits them from making any additional comments" regarding Employee. It is further understood and agreed upon by the Parties that neither Party shall make any disparaging or derogatory statements about the other. The foregoing provisions of this paragraph 12 shall not prohibit the Company from making such disclosures as are required by law in filings with the Securities and Exchange Commission or state securities commissions; provided that the Company shall provide a written copy to Employee of any such proposed disclosures which provide information different from the information specified above at least three (3) business days prior to filing, and Employee shall have two (2) business days after receipt to comment upon and request changes to such disclosures, consistent with the Company's legal disclosure requirements.

     13. In consideration of and in return for the promises and covenants undertaken herein, and for other good and valuable consideration, receipt of which is hereby acknowledged:

              a.  Employment Release. Employee hereby irrevocably and
                  ------------------
unconditionally releases, acquits and forever discharges the Company, its officers, directors, employees, agents, successors and assigns, and all related or subsidiary corporations or organizations (collectively, the "Releasees") from any and all loss, liability, claim, damages, demand or cause of action, grievance or suit of any type relating to Employee's employment relationship with the Company. Employee further irrevocably and absolutely agrees that he will not prosecute, not allow to be prosecuted on his behalf, before any arbitrator, in any administrative agency (whether federal, state or local) or in any court (whether federal or state) any claim or demand of any type relating to his positions as an employee, officer or director of the Company (collectively, the "employment relationship").

              b.  Age Discrimination and Other Statutory Releases. Employee
                  -----------------------------------------------
hereby irrevocably and unconditionally releases and forever discharges the Company, its officers, directors, employees, agents, successors, and assigns, all related and subsidiary corporations or organizations from any and all claims under the Age Discrimination in Employment Act of 1967 (the "ADEA"), 29 U.S.C.
Section 621 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42
            -- ----
U.S.C. Section 2000 et seq., and the California Fair Employment and Housing Act,
                    -- ----
California Government Code Section 12900, that may have arisen or may arise after the date this Agreement is executed and agreed to by Employee. This waiver is hereby given in exchange for consideration which is in addition to that which Employee would otherwise be entitled (e.g., the relief of Employee from his duties from the Notice Date to the Termination Date and the right of employee to seek other employment prior to the Termination Date). Employee is advised through this Agreement and otherwise that he has a right to consult with an attorney prior to executing this Agreement and Employee acknowledges that he has been offered more than twenty-one (21) days in which to consider this Agreement. If Employee executes this agreement prior to the expiration of such twenty-one
(21) day period, he has done so voluntary and with the opportunity to seek the advice of counsel. Employee and the Company understand that

                                                                     _____  ____
                                                                     A.T.C  C.B.

Employee shall have the right to revoke this Agreement within seven (7) days from the date Employee executes this Agreement. In order to revoke this Agreement, Employee must deliver to the Company a written notice of such election prior to the expiration of the seven (7)-day period. If no such written notice is received by the Company by close of business (5:00 p.m.) on the seventh (7th) calendar day from the date employee executes this Agreement, Employee's right to revoke this Agreement shall forever terminate.

          c.  Release of Employee. The Company hereby irrevocably and
              -------------------
unconditionally releases and forever discharges Employee from any and all loss, liability, claim, damages, demand, cause of action, grievance or suit of any type relating to his employment relationship with the Company. The Company further irrevocably and absolutely agrees that it will not prosecute, before any arbitrator, in any administrative agency (whether federal, state or local) or in any court (whether federal or state) any claim or demand of any type relating to Employee's positions as an employee, officer or director of the Company.

          d. To the fullest extent permitted by law, Employee and the Company hereby expressly waive any and all rights and benefits conferred upon either Party by the provisions of Section 1542 of the California Civil Code. Section 1542 provides:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Having been so apprised, Employee and the Company nevertheless hereby voluntarily elect to and do waive the rights described in Civil Code Section 1542 and elect to assume all risks for claims that now exist in Employee's or the Company's favor, known or unknown.

     14. If any provision of this Agreement or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement, which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.

     15. This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs and assigns.

     16. The Parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under the Agreement, and that each enters this Agreement freely and voluntarily. Each party further acknowledges each has had the opportunity to consult with an attorney of its choice to explain the terms of this Agreement and the consequences of signing it. Employee acknowledges and agrees that Procopio, Cory, Hargreaves & Savitch LLP has acted as counsel to the Company in the negotiation and preparation of this Agreement, which counsel has represented the interests of the Company and not those of Employee. Employee has been represented by Sheppard, Mullin, Richter & Hampton LLP.

                                                                     _____  ____
                                                                     A.T.C  C.B.

     17. The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them and acknowledge and represent that this Agreement contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced herein. Except to the extent particular portions of outside agreements are referenced in this Agreement (including, but not limited to, portions of the "Employment Agreement" and various stock option agreements), this Agreement supercedes all prior agreements between the parties. Any modifications to this Agreement must be made in writing and signed by both the Employee and the new Chairman of the Board or other authorized officer of the Company. The undersigned further acknowledge that the terms of this Agreement are contractual and not a mere recital.

     18. Both Parties agree that, if either Party is forced to resort to legal process in order to enforce its rights under this Agreement, and that Party is successful in such action, the other Party shall pay all attorneys' fees and costs associated with that action.

     19. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party's legal representative to draft any of its provisions.

     20. This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California.

     21. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

     22. Any notice, demand, claim, or other communication under this Agreement must be in writing and will be effectively given only if mailed by United States certified or registered mail, postage prepaid, return receipt requested, or sent by a national commercial courier service, return receipt requested for next day delivery, to be confirmed in writing by such courier, by hand delivery confirmed by signed receipt or by facsimile with receipt confirmed by telephone call, and shall be deemed to have been given, delivered and received 72 hours after the same is deposited at a regularly maintained post office of the United States Postal Service, 24 hours after the same is deposited with such a courier service, upon hand delivery of the same or upon telephone confirmation of facsimile delivery, as applicable, to the parties at the following addresses (or at such other address as a party may specify by notice to the others):

        If to Employee, to:      Cornelius J. Brosnan
                                 ______________________
                                 ______________________
                                 Tel: _________________
                                 Fax: _________________

       with a copy to:           Sheppard, Mullin, Richter & Hampton LLP
                                 501 West Broadway, 19th Floor

                                                                     _____  ____
                                                                     A.T.C  C.B.

                                     San Diego, CA 92101
                                     Attn:  David Chidlaw, Esq.
                                     Tel:  (619) 338-6500
                                     Fax:  (619) 234-3815

       If to the Company, to:        American Technology Corporation
                                     13114 Evening Creek Drive South
                                     San Diego, CA 92128
                                     Attn: President
                                     Tel: (858) 679-2114
                                     Fax: (858) 679-0545

       with a copy to:               Procopio, Cory, Hargreaves & Savitch LLP
                                     530 B Street, Suite 2100
                                     San Diego, CA 92101
                                     Attention: John D. Tishler, Esq.
                                     Tel: (619) 238-1900
                                     Fax: (619) 235-0398


       The Parties acknowledge that they have read the foregoing Separation Agreement and General Release of All Claims and accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.

          PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS
          A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Date: September 12, 2000                                   EMPLOYEE

                                                           /s/ CORNELIOUS J. BROSNAN
                                                           -----------------------------------------------
                                                               Cornelius J. Brosnan


Date: September 12, 2000                                   AMERICAN TECHNOLOGY CORPORATION


                                                           By: /s/ RICHARD WAGNER
                                                               ------------------
                                                               Its Authorized Officer:

                                                               ____________________________________________

                                                           By: /s/ RENEE WARDEN
                                                               ----------------
                                                               Its Corporate Secretary:

                                                               ____________________________________________

                                                                     _____  ____
                                                                     A.T.C  C.B.

                                   EXHIBIT A
                                   ---------

                                  Resignation
                                  -----------


                               September 12, 2000

American Technology Corporation
13114 Evening Creek Drive South
San Diego, California 92128
Attn: Secretary

I hereby resign as a Director of American Technology Corporation effective as of the date of this letter.

                                          /s/ CORNELIUS J. BROSNAN
                                          ------------------------
                                              Cornelius J. Brosnan

                                                                     _____  ____
                                                                     A.T.C  C.B.